Exhibit 99.1

FOR:	UCBH HOLDINGS, INC.

CONTACT:	Douglas Mitchell
Senior Vice President, Director of Investor Relations and Capital Management
(415) 315-2800

Craig S. On
Executive Vice President and Chief Financial Officer
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk or Jenifer Kirtland
(415) 896-6820
Media Relations: Steve DiMattia
(646) 201-5445
For Immediate Release
UCBH HOLDINGS, INC. RECEIVES EXPECTED NASDAQ NOTICE
RELATED TO LATE FILING OF ITS FORM 10-Q
     SAN FRANCISCO, August 14, 2009 – UCBH Holdings, Inc. (NASDAQ: UCBH), the holding company of United Commercial Bank (UCB™ or the “Bank”), today announced that it received a letter from The NASDAQ Stock Market (“NASDAQ”), notifying the Company that it is currently not in compliance with NASDAQ Listing Rule 5250(c)(1) “Obligation to File Periodic Financial Reports” (the “Listing Rule”), because it did not file its Form 10-Q for the quarter ended June 30, 2009 in a timely manner.
     The letter was received on August 12, 2009, and is the second such letter sent by NASDAQ to the Company. On May 22, 2009, the Company announced that it had received a similar letter regarding the late filing of the Company’s Form 10-Q for the quarter ended March 31, 2009.
     As previously reported in its Form 8-K on May 20, 2009 and Form 8-K/A on June 3, 2009 with the Securities and Exchange Commission, the Company is currently in the process of restating the consolidated financial statements reported in its Form 10-K for the period ended December 31, 2008, and is completing its Form 10-Q for the quarter ended March 31, 2009. In conjunction with these efforts, the Company is also in the process of completing its Form 10-Q for the quarter ended June 30, 2009.
     As previously announced, on August 5, 2009, NASDAQ granted the Company a 180-calendar-day exception from the March 31, 2009 Form 10-Q filing deadline, or until November 16, 2009, to regain compliance with the Listing Rule. The Company’s plan for regaining compliance with the Listing Rule, which addresses the filing requirements for its Form 10-Q, is applicable to both the quarters ended March 31, 2009 and June 30, 2009. The Company is taking all appropriate actions to regain compliance with the Listing Rule.

     About UCBH Holdings, Inc.
     UCBH Holdings, Inc. is the holding company for United Commercial Bank, a state-chartered commercial bank, which is a leading bank in the United States serving the Chinese communities and American companies doing business in Greater China. Together, the Bank and its subsidiaries, including United Commercial Bank (China) Limited, operate 50 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, Los Angeles and Orange counties, nine branches in New York, five branches in metropolitan Atlanta, three branches in New England, two branches in the Pacific Northwest, a branch in Houston, branches in Hong Kong, Shanghai and Shantou, China, and representative offices in Beijing, Guangzhou and Shenzhen, China, and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer and private client services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance, asset-based financing, cash management, loans guaranteed by the U.S. Small Business Administration, commercial, multifamily and residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: the timing of the completion, and the results, of the pending Audit Committee investigation and restatement of the Company’s consolidated financial statements; any failure by the Company successfully to address its material weaknesses in internal controls over its financial statements; any regulatory actions arising out of the foregoing; the current dislocations in global credit and capital markets; economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
####

2